Exhibit 10.1

Integral Acquisition Corporation 1

667 Madison Avenue

New York, New York 10065

December 8, 2023

Carnegie Park Capital LLC

200 East 94th St #2109

New York NY 10128

Attention: Edward Chen

Re:	Termination of Forward Purchase Agreement

Dear Mr. Chen:

Pursuant to Section 8 of the forward purchase agreement (the “FPA”) by and between Integral Acquisition Corporation 1 (the “Company”) and Carnegie Park Capital LLC, dated August 23, 2021, this letter serves as the Company’s notice that it is terminating the FPA with an effective termination date of November 30, 2023. Except as specifically provided in the section labeled “General Provisions” in the FPA, the FPA is hereby deemed null, void and of no further force or effect, and all obligations and liabilities of the parties under the FPA or otherwise related to any proposed offering under the FPA are terminated. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain FPA.

Sincerely,

By:	/s/ Enrique Klix
Name:	Enrique Klix
Title:	Chief Executive Officer

Accepted: As of the date first written above

Carnegie Park Capital LLC

By:	/s/ Ted Chen
Name:	Ted Chen
Title:	Managing Partner